As filed with the Securities and Exchange Commission on November 19, 1999

                                                           File No. 333-______

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                    PURADYN FILTER TECHNOLOGIES, INCORPORATED
               (Exact name of issuer as specified in its charter)

       Delaware                                               14-1708544
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                           Identification No.)

      3020 High Ridge Road
          Suite 100
      Boynton Beach, FL                                           33426
(Address of principal executive offices)                        (Zip Code)


                    PURADYN FILTER TECHNOLOGIES, INCORPORATED
                             1999 STOCK OPTION PLAN
                            (Full title of the plan)


                    Richard C. Ford, Chief Executive Officer
                         3020 High Ridge Road, Suite 100
                             Boynton Beach, FL 33426
                                 (561) 547-9499
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301
                                 (954) 763-1200


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


                                                   CALCULATION OF REGISTRATION FEE
=============================================================================================================================

                                                              Proposed                  Proposed
                                                              Maximum                   Maximum
                                                              Offering                  Aggregate                  Amount of
Title of Securities             Amount to be                  Price per                 Offering                 Registration
 to be Registered               Registered                    Share                     Price                        Fee
=============================================================================================================================
Common Stock
($.001 par value)                2,000,000                    $1.49(1)                  $2,980,000                  $829

=============================================================================================================================


(1) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) under the Securities
         Act based upon the average of the closing bid and ask price ($1.49) for the Common Stock, $.001 par value per share (the "Common Stock"), on November 17, 1999.

(2)      Calculated pursuant to Rule 457(h)(1) based on the price at which the options are exercisable.



                                                        ii

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PROSPECTUS


                    PURADYN FILTER TECHNOLOGIES, INCORPORATED

                        2,000,000 SHARES OF COMMON STOCK

                                ($.001 PAR VALUE)

                             Issued Pursuant to the
        Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan


         This prospectus relates to an offering by certain selling shareholders of an aggregate of up to 2,000,000 shares of the common stock of Puradyn Filter Technologies, Incorporated issuable upon exercise of options granted from time to time, under Puradyn Filter Technologies, Incorporated's 1999 Stock Option Plan as consideration for their employment and for services rendered and/or to be rendered to us. All of the 2,000,000 shares of common stock are being offered for resale by such selling shareholders pursuant to this prospectus.

         The common stock may be offered from time to time by the selling shareholders through ordinary brokerage transactions in the over-the-counter markets, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices and in certain other ways as described in the "Plan of Distribution." Puradyn Filter Technologies, Incorporated will not receive any of the proceeds from the sale of common stock by the selling shareholders.

         The common stock is traded on the OTC Bulletin Board under the symbol "PFTI". On November 17, 1999, the closing bid price of the common stock as reported by the OTC Bulletin Board was $1.4375.

                                ----------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                -----------
         This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                The date of this prospectus is November 19, 1999.


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                              AVAILABLE INFORMATION

         We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov. The Company's Common Stock is traded on the NASD Over the Counter Bulletin Board under the symbol "PFTI".

         We have filed with the Commission a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the shares. This prospectus, which comprises Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to us and the shares offered by this prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by us with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

          (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

          (b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

          (c)  Quarterly Report on Form 10-QSB for the quarter ended June 30,
               1999.

          (d) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

          (e)  Form 8-K, as amended, dated January 15, 1999.

         All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

         We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Puradyn Filter Technologies, Incorporated, 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426.

                                   THE COMPANY


         THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.
YOU ARE URGED TO READ THIS PROSPECTUS CAREFULLY AND IN ITS ENTIRETY.

         The Company owns the rights to manufacture, market and distribute worldwide the Purifiner(R), a bypass oil purification system for use with substantially all internal combustion engines, generators and other types of equipment that use lubricating oil. The Purifiner cleans oil by continually removing solid and liquid contaminants from the oil through a sophisticated and unique filtration and evaporation process. The Purifiner has been used successfully to substantially extend oil-drain intervals and to extend the time between engine overhauls to up to three times longer than traditional intervals. The Company also manufactures (with one exception) and sells disposable replacement filter elements ("Elements") for the Purifiner.

         By keeping the oil continually clean, the Purifiner effectively extends engine life and dramatically reduces new oil purchases as well as maintenance time and the costs and environmental concerns involved in the storage and disposal of waste oil.

         As the Purifiner has had limited acceptance in the marketplace, our strategy has been to obtain product credibility by disproving the long-held conviction that oil must be changed regularly in accordance with manufacturers' recommended guidelines. Gradually, the credibility of the Purifiner and the concept of extended oil replacement intervals is becoming more readily accepted. We believe that this increasing acceptance is due to successful third-party testing of the product, awards and other recognition the Purifiner has received and the increased awareness of consumers as well as vehicle, engine and oil companies that oil, if kept continually clean, will have a significantly longer, useful life resulting in significant cost and environmental benefits. As an example, we recently obtained the results from Vulcan Chemicals, a division of Vulcan Materials Company, a customer whose truck equipped with our Purifiner traveled 616,000 miles without an oil change and whose engine parts showed no appreciable wear over that period. The oil report showed all measurement levels to be normal.

         We are currently working with certain original equipment manufacturers ("OEM's") to enable them to evaluate the benefits of the Purifiner with the goal of obtaining their approval of the Purifiner and eventually to install the Purifiner on their products at their factories under either the Purifiner brand or a private label name, and distribute the product throughout their dealer networks. (See "Marketing"). These OEM's are mindful of the significant competitive benefits of extended drain intervals and the environmental and related regulatory considerations of the use of an oil purification system such as the Purifiner.

         Currently, we are refocusing our new distribution network and direct sales activities, primarily in the heavy-duty truck marketplace, primarily in the United States, although we do have some international distributors to which it allocates limited amounts of resources. We also formed a foreign joint venture effective January 1, 1996, to market the Purifiner through Europe, the Middle East, the former Soviet Union, Egypt, and South Africa. (See "Distribution" for recent events related to this joint venture). In the future, we plan to expand our distribution channels worldwide, as well as the number of market segments on which we focus.

         We employ direct sales personnel to help establish and service our aftermarket distributors and to directly sell our products to certain major national accounts. Additionally, we employ technical and installation personnel to assist customers in analyzing the benefits of the Purifiner through oil analysis, as well as answering technical questions and assisting with the training and installation on the use of the Purifiner. In the future, we may also consider additional joint ventures to manufacture and/or market our products in various parts of the world.

         We believe that business, economic, competitive, environmental and governmental factors are now converging to provide fertile and opportunistic conditions for achieving profitable business outcomes. One such example of a noteworthy development was a video the company commissioned in mid-December 1998 of an engine teardown of a Vulcan Chemicals Company truck with an M-11 Cummins engine equipped with a Purifiner filter unit that went 616,000 miles without a single oil change. The engine wear and oil analysis reports stated the engine parts and oil were well within specifications and normal. Because the content of this video provides validation and assurance of the Purifiner's benefits to end-users, it has been a catalyst for establishing sales opportunities with numerous prospects since the beginning of 1999, and we believe it will also assist in the search for long term financing commitments from institutions or investor groups. We have developed an in-depth business plan and renewed our comprehensive search for such financing.

         Our fiscal year end is December 31. Our executive offices are located at 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426, and our telephone number is (561) 547-9499.


                    PURADYN FILTER TECHNOLOGIES, INCORPORATED
                             1999 STOCK OPTION PLAN


INTRODUCTION

         The following descriptions summarize certain provisions of the Plan and the form of agreements to be entered into by recipients of options thereunder. Such summaries do not purport to be complete and are qualified by reference to the full text of the Plan and form of agreement. A copy of the Plan is on file as an exhibit to the Registration Statement of which this Prospectus is a part. Each person receiving an option under the Plan should read the Plan and related option agreement in its entirety.

         The Company's 1999 Stock Option Plan was adopted by the Board of Directors on September 10, 1999, effective as of that date and is subject to ratification by the Company's shareholders. Under the Plan, the Company has reserved an aggregate of 2,000,000 shares of Common Stock for issuance pursuant to options granted under the Plan ("Plan Options"). The purpose of the Plan is to encourage stock ownership by officers, directors, employees, advisory board members, and consultants of the Company, and to give such persons a greater personal interest in the success of the Company's business and an added incentive to continue to advance and contribute to the Company. The Compensation Committee of the Board of Directors (the "Committee") or the Board of Directors of the Company administers the Plan including, without limitation, the selection of the persons who will be granted Plan Options under the Plan, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option price.

         Plan Options granted under the Plan may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the Plan also allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of Common Stock owned by the eligible person and receive a new Plan Option to purchase shares of Common Stock equal in number to the tendered shares. As discussed hereafter, any Incentive Option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of the outstanding Common Stock of the Company must not be less than 110% of such fair market value as determined on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the Committee, provided that no Plan Option may be exercisable more than 10 years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the Common Stock, no more than five years after the date of the grant.

ELIGIBILITY

         Officers, directors, employees, advisory board members, and consultants of the Company and its subsidiaries are eligible to receive Non-Qualified Options under the Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan. Only officers and employees of the Company who are employed by the Company or by any subsidiary thereof are eligible to receive Incentive Options.

ADMINISTRATION

         The Plan is administered by the Company's Compensation Committee of the Board of Directors or the Board of Directors itself. The Committee or the Board of Directors determines from time to time those officers, directors, employees, advisory board members, and consultants of the Company or any of its subsidiaries to whom Plan Options are to be granted, the terms and provisions of the respective option agreements, the time or times at which such Plan Options shall be granted, the type of Plan Options to be granted, the dates such Plan Options become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Committee or the Board of Directors.

SHARES SUBJECT TO AWARDS

         The Company has reserved 2,000,000 of its authorized but unissued shares of Common Stock or shares maintained in the treasury of the Company for issuance under the Plan, and a maximum of 2,000,000 shares may be issued thereunder. In connection with the adoption and approval of the Plan, the Company's Board of Directors resolved that the aggregate number of total shares of the Company's Common Stock issuable under the Plan may not exceed 2,000,000 shares (subject to adjustment in the event of certain changes in the Company's capitalization) without further action by the Company's Board of Directors and shareholders, as required. Except for such limitation on the aggregate number of shares issuable under the Plan, there is no maximum or minimum number of shares of Common Stock as to which a Plan Option may be granted to any person. Shares used for Plan Options may be authorized and unissued shares or shares reacquired by the Company, including shares purchased in the open market. Shares covered by Plan Options which terminate unexercised will again become available for additional Plan

Options, without decreasing and maximum number of shares issuable under the Plan, although such shares may also be used by the Company for other purposes.

         The Plan provides that, if the Company's outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the Plan or subject to unexercised Plan Options and in the purchase price per share under such Plan Options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding Plan Options. The Board of Directors are required by the Plan to accelerate the exercise provisions of any outstanding Plan Option in the event of a tender offer for the Company's shares, the adoption of a plan of merger under which all the shares of the Company would be eliminated, a sale of substantially all of the Company's assets or business or the liquidation or dissolution of the Company.

TERMS OF EXERCISE

         The Plan provides that the Plan Options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified in the agreement representing the Plan Options or by the Committee or by the Board of Directors. Each Plan Option may be exercised in whole or in part at any time during the period from the date the Plan Option becomes exercisable until the end of the period covered by the Plan Option period.

         The Plan provides that, with respect to Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock, with respect to which Incentive Stock Options are first exercisable by any option holder during any calendar year (including all incentive stock option plans of the Company, any parent or any subsidiaries which are qualified under Section 422 of the Internal Revenue Code of 1986) shall not exceed $100,000.

EXERCISE PRICE

         The purchase price for shares subject to Incentive Stock Options must be at least 100% of the fair market value of the Company's Common Stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an Incentive Stock Option granted to a person who is a "10% stockholder." A "10% stockholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the Incentive Stock Option is granted, shares possessing more than 10% of the total combined voting power of all classes of the outstanding shares of the Company, any parent or any subsidiaries. The Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to the Company in monetary terms.

         The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee and will not be less than 75% of the fair market value (but in no event less than par value).

         The per share purchase price of shares subject to Plan Options granted under the Plan may be adjusted in the event of certain changes in the Company's capitalization, but any such adjustment shall not change the total purchase price payable upon the exercise in full of Plan Options granted under the Plan.

MANNER OF EXERCISE

         Plan Options are exercisable under the Plan by delivery of written notice to the Company stating the number of shares with respect to which the Plan Option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, shares of Common Stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by the Company of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit the Company.

OPTION PERIOD

         All Incentive Stock Options shall expire on or before the tenth (10th) anniversary of the date the Option is granted except for Incentive Options granted to 10% stockholders. Non-Qualified Options shall expire ten (10) years and one (1) day from the date of grant unless otherwise provided under the terms of the option grant.

TERMINATION

         All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee's employment is terminated for any reason, other than his death or disability or termination for cause, or if an optionee is not an employee of the Company but is a member of the Company's Board of Directors, Advisory Board Members and consultants, and his service as a director, advisory board member, or consultant, is terminated for any reason, other than death or disability, the exercisable Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date or 30 days following the date of termination. If the optionee dies during the term of his employment, the exercisable Plan Option granted to him shall lapse to the extent unexercised on the earlier of the expiration date of the Plan Option or the date one year following the date of the optionee's death. If the optionee is permanently and totally disabled within the meaning of
Section 22(c)(3) of the Internal Revenue Code of 1986, the exercisable Plan Option granted to him lapses to the extent unexercised on the earlier of the expiration date of the option or one year following the date of such disability.

MODIFICATION AND TERMINATION OF PLANS

         The Board of Directors may amend, suspend or terminate the Plan at any time, except that no amendment shall be made which (i) increases the total number of shares subject to the Plan or changes the minimum purchase price therefor (except in either case in the event of adjustments due to changes in the Company's capitalization), or (ii) affects outstanding Plan Options or any exercise right thereunder. Unless the Plan shall theretofore have been suspended or terminated by the Board of Directors, the Plan shall terminate on September 10, 2009. Any such termination of the Plan shall not affect the validity of any Plan Options previously granted thereunder.

FEDERAL INCOME TAX EFFECTS

        The following discussion applies to the Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan and is based on federal income tax laws and regulations in effect on December 31, 1995. It


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does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of state, local or foreign tax laws which may be applicable. Accordingly, any person receiving a grant under the Plan should consult with his own tax adviser.

         The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). The Company and its subsidiary are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Option holder recognized ordinary income in a Disqualifying Disposition.

         If the holder of an Incentive Stock Option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the Incentive Stock Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Stock Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the Incentive Stock Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Stock Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

         In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of Common Stock under Section 16 of the Securities Exchange Act of 1944, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by the Company in the year that income is recognized.

RESTRICTIONS UNDER SECURITIES LAWS

         The sale of the Shares must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater shareholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

                            DESCRIPTION OF SECURITIES

         The Company is authorized to issue up to 20,000,000 shares of Common Stock, $.001 per value, per Share. The Company is also authorized to issue up to 500,000 shares of Preferred Stock, par value $.001 per Share, no shares of which have previously been issued.

COMMON STOCK

         The Company is authorized to issue up to 20,000,000 shares of Common Stock, $.001 par value per Share. Subject to the dividend rights of the holders of any outstanding shares of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of any outstanding shares of Preferred Stock, the assets of the Company will be divided pro rata on a per Share basis among the holders of the Common Stock.

         Each share of Common Stock entitles the holders thereof, to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of shares voting for the election of Directors can elect all of the Directors if they choose to do so, and in such event, the holders of the remaining shares will not be able to elect any Directors. The Company's management or their affiliates own or have the right to vote 637,246 shares or approximately 11.8% of the outstanding Common Stock of the Company at November 15, 1999. The By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

PREFERRED STOCK

         The Company is authorized to issue 500,000 shares of Preferred Stock, par value $.001 per Share, issuable in such series and bearing such voting, dividend, conversion, liquidation and other rights and preferences as the Board of Directors may determine. As of the date hereof, no shares have been issued or are outstanding. The Preferred Stock is so-called "Blank Check" Preferred Stock, which means that the Board of Directors of the Company, in its sole discretion, will be able to issue the shares of Preferred Stock in one or more series of classes having such terms, designations and preferences as determined by the Board of Directors and without authorization or confirmation by the stockholders of the Company.

SHARES ELIGIBLE FOR FUTURE SALE

         As of November 15, 1999, there were 5,389,903 shares of Common Stock issued and outstanding. Of such shares, (i) 1,805,392 shares currently comprise the public float, and (ii) the balance of 3,584,511 shares are "restricted securities which may be sold in compliance with Rule 144. In general, Rule 144 permits a shareholder of the Company who has beneficially owned restricted shares of Common Stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding the greater of one percent of the then outstanding shares of Common Stock or, for exchange-listed shares, the average weekly trading volume during the four calendar weeks preceding the sale, assuming compliance by the Company with certain reporting requirements. Furthermore, if such shares are held for at least two years by a person not affiliated with the Company (in general, a person who is not an executive officer, director or principal shareholder of the Company during the three month period prior to resale), such restricted shares can be sold without any volume limitation.

         The public sale of shares, under Rule 144 or pursuant to the Registration Statement, can be expected to have a depressive effect on the market price of the Company's Common Stock.

NASD OTC BULLETIN BOARD

         The Company's Common Stock is traded on the NASD Over the Counter Bulletin Board under the symbol "PFTI". As such, the Company's Common Stock is covered by a Securities and Exchange Commission ("SEC") rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers of Shares to resell them. In the event the Company's Common Stock becomes listed on Nasdaq, broker-dealers may be exempt from compliance with the SEC rule. So long as the Company's net tangible assets remain in excess of $2,000,000, an exemption from the rule will also continue in effect.

TRANSFER AGENT

         The transfer agent and registrar for the securities of the Company is Florida Atlantic Stock Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321, telephone number (954) 726-4954.


                                  LEGAL MATTERS

         Certain legal matters in connection with the securities being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Atlas, Pearlman, Trop & Borkson, P.A. and members of the firm own shares of common stock of the Company.

                                     EXPERTS

         The consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1998, have been audited by Durland & Company, CPAs, P.A., Independent Certified Public Accountants and Richard A. Eisner & Company, LLP, Independent Certified Public Accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance upon the reports of Durland & Company, CPAs, P.A. and Richard
A. Eisner & Company, LLP, pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing.

                                 INDEMNIFICATION

         Article X of the Company's Amended and Restated Certificate of Incorporation provide for indemnification of officers and directors. The specific provision of the Amended and Restated Certificate of Amendment related to such indemnification is as follows:

     A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

          (1) any person who is or was a director, officer, employee, or agent of the Corpora tion; and

          (2) any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

     B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination and approved by the Board of Directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses a the court shall deem proper.

     D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a Nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination not approved by the Board of Directors and, with respect to any criminal actions or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

     F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

          (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

          (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

          (3)  the stockholders of the Corporation.

     G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H. Advance Payment. The Corporation shall pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

          (1)  the Board of Directors authorizes the specific payment; and

          (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

     I. Nonexclusive. The indemnification and advance payment of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors, or otherwise.

     J. Continuation. The indemnification provided by this Article X shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article X shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

     L. Intention and Savings Clause. It is the intention of this Article X to provide for indemnifi cation to the fullest extent permitted by the General Corporation Law of the State of Delaware, and this Article X shall be interpreted accordingly. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settle with respect to any action, suit, or proceed ing, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Delaware is amended, or other Delaware law is enacted, to permit further or additional indemnification of the persons defined in this Article X A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law.

     Article XI of the Company's Amended and Restated Articles of Incorporation sets forth the limitations on directors" liability as follows:

         "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
         Section 174 of the General Corporation Law of the State of Delaware, or
         (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended, or such other Delaware law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corpora tion existing at the time of such repeal or modification."

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The above indemnification provisions notwithstanding, the Company is aware that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE
-------           ---------------------------------------

          (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998.

          (b) Quarterly Report on Form 10-QSB for the quarter ended March 31, 1999.

          (c)  Quarterly Report on Form 10-QSB for the quarter ended June 30,
               1999.

          (d) Quarterly Report on Form 10-QSB for the quarter ended September 30, 1999.

          (e)  Form 8-K, as amended, dated January 15, 1999.

         All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Puradyn Filter Technologies, Incorporated, 3020 High Ridge Road, Suite 100, Boynton Beach, Florida 33426.

ITEM 4.           DESCRIPTION OF SECURITIES
-------           -------------------------

         The class of securities to be offered hereby is registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Registrant's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL
-------           --------------------------------------

                  Not Applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS
-------           -----------------------------------------

     Article X of the Company's Amended and Restated Certificate of Incorporation provide for indemnification of officers and directors. The specific provision of the Amended and Restated Certificate of Amendment related to such indemnification is as follows:

     A. Persons. The Corporation shall indemnify, to the extent provided in paragraphs B, D or F:

          (1) any person who is or was a director, officer, employee, or agent of the Corpora tion; and

          (2) any person who serves or served at the Corporation's request as a director, officer, employee, agent, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise.

     B. Extent -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph C, for expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred by him in connection with the defense or settlement of the action or suit.

     C. Standard -- Derivative Suits. In case of a threatened, pending or completed action or suit by or in the right of the Corporation, a person named in paragraph A shall be indemnified only if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the suit or action, and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination and approved by the Board of Directors. However, he shall not be indemnified in respect of any claim, issue or matter as to which he has been adjudged liable to the Corporation unless (and only to the extent that) the court in which the suit was brought shall determine, upon application, that despite the adjudication but in view of all the circumstances, he is fairly and reasonably entitled to indemnity for such expenses a the court shall deem proper.

     D. Extent -- Nonderivative Suits. In case of a threatened, pending or completed suit, action or proceeding (whether civil, criminal, administrative or investigative), other than a suit by or in the right of the Corporation, together hereafter referred to as a Nonderivative suit, against a person named in paragraph A by reason of his holding a position named in paragraph A, the Corporation shall indemnify him if he satisfied the standard in paragraph E, for amounts actually and reasonably incurred by him in connection with the defense or settlement of the nonderivative suit, including, but not limited to (i) expenses (including attorneys' fees), (ii) amounts paid in settlement, (iii) judgments, and (iv) fines.

     E. Standard -- Nonderivative Suits. In case of a nonderivative suit, a person named in paragraph A shall be indemnified only if:

          (1)  he is successful on the merits or otherwise; or

          (2) he acted in good faith in the transaction which is the subject of the nonderivative suit and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, including, but not limited to, the taking of any and all actions in connection with the Corporation's response to any tender offer or any offer or proposal of another party to engage in a Business Combination not approved by the Board of Directors and, with respect to any criminal actions or proceeding, he had no reasonable cause to believe his conduct was unlawful. The termination of a nonderivative suit by judgment, order, settlement, conviction, or upon a plea of no lo contendere or its equivalent shall not, in itself, create a presumption that the person failed to satisfy the standard of this subparagraph E(2).

     F. Determination That Standard Has Been Met. A determination that the standard of paragraph C or E has been satisfied may be made by a court, or, except as stated in subparagraph C(2) (second sentence), the determination may be made by:

          (1) the Board of Directors by a majority vote of a quorum consisting of directors of the Corporation who were not parties to the action, suit or proceeding; or

          (2) independent legal counsel (appointed by a majority of the disinterested directors of the Corporation, whether or not a quorum) in a written opinion; or

          (3)  the stockholders of the Corporation.

     G. Proration. Anyone making a determination under paragraph F may determine that a person has met the standard as to some matters but not as to others, and may reasonably prorate amounts to be indemnified.

     H. Advance Payment. The Corporation shall pay in advance any expenses (including attorneys' fees) which may become subject to indemnification under paragraphs A through G if:

          (1)  the Board of Directors authorizes the specific payment; and

          (2) the person receiving the payment undertakes in writing to repay the same if it is ultimately determined that he is not entitled to indemnification by the Corporation under paragraphs A through G.

     I. Nonexclusive. The indemnification and advance payment of expenses provided by paragraphs A through H shall not be exclusive of any other rights to which a person may be entitled by law, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     J. Continuation. The indemnification provided by this Article X shall be deemed to be a contract between the Corporation and the persons entitled to indemnification thereunder, and any repeal or modification of this Article X shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The indemnification and advance payment provided by paragraphs A through H shall continue as to a person who has ceased to hold a position named in paragraph A and shall inure to his heirs, executors and administrators.

     K. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who holds or who has held any position named in paragraph A, against any liability incurred by him in any such position, or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under paragraphs A through H.

     L. Intention and Savings Clause. It is the intention of this Article X to provide for indemnifi cation to the fullest extent permitted by the General Corporation Law of the State of Delaware, and this Article X shall be interpreted accordingly. If this Article X or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director, officer, employee, and agent of the Corporation as to costs, charges, and expenses (including attorneys' fees), judgments, fines, and amounts paid in settle with respect to any action, suit, or proceed ing, whether civil, criminal, administrative, or investigative, including an action by or in the right of the Corporation to the full extent permitted by any applicable portion of this Article X that shall not have been invalidated and to the full extent permitted by applicable law. If the General Corporation Law of the State of Delaware is amended, or other Delaware law is enacted, to permit further or additional indemnification of the persons defined in this Article X A, then the indemnification of such persons shall be to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended, or such other Delaware law.

     Article XI of the Company's Amended and Restated Articles of Incorporation sets forth the limitations on directors" liability as follows:

     "A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware or other Delaware law is amended or enacted after the date of filing of this Certificate to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as amended, or such other Delaware law. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corpora tion existing at the time of such repeal or modification."

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The above indemnification provisions notwithstanding, the Company is aware that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as express in the act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
-------  -----------------------------------

         Inasmuch as the employees, executives, directors and consultants who received the Shares of the Company will be either knowledgeable, sophisticated or have access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. Alternatively, the Company will rely upon the exemptions afforded by Regulation D under the Act. As a condition precedent to option grants, security holders were required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Registrant.

ITEM 8.   EXHIBITS
-------   --------

EXHIBIT                            DESCRIPTION
-------                            -----------

4(a)      Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of Common Stock pursuant to the Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan and the Option Agreements with Executive Employees

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included in the opinion filed as Exhibit (5) hereto)

(23.2) Consent of Durland & Company, CPAs, P.A., independent certified public accountants

(23.3) Consent of Richard A. Eisner & Company, LLP, independent certified public accountants

ITEM 9.   UNDERTAKINGS
-------  ------------

     (1)  The undersigned Registrant hereby undertakes:

             (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

             (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach and the State of Florida, on the 19th day of November, 1999.

                            PURADYN FILTER TECHNOLOGIES,
                                          INCORPORATED



                            By: /s/ RICHARD C. FORD
                            -------------------------------
                                Richard C. Ford
                                Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                    TITLE                                DATE
---------                    -----                                ----

/s/ RICHARD C. FORD          Chairman of the Board, Chief      November 19, 1999
----------------------
Richard D. Ford              Executive Officer (Principal
                             Executive Officer)

/s/ ALAN J. SANDLER          President, Director and           November 19, 1999
----------------------
Alan J. Sandler              Chief Financial and
                             Accounting Officer



                                  EXHIBIT INDEX


                    PURADYN FILTER TECHNOLOGIES, INCORPORATED
                    -----------------------------------------


EXHIBIT
NUMBER                            DESCRIPTION
------                            -----------

4         Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares of Common Stock pursuant to the Puradyn Filter Technologies, Incorporated 1999 Stock Option Plan

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. (included in the opinion filed as Exhibit (5) hereto).

(23.2) Consent of Durland & Company, CPAs, P.A., independent certified public accountants

(23.3) Consent of Richard A. Eisner & Company, LLP, independent certified public accountants